Exhibit 99.1
MBF Healthcare Acquisition Corp. Amends Stock Purchase Agreement With
Critical Homecare Solutions Holdings, Inc. to Extend Termination Date to October 31, 2008
CORAL GABLES, Fla., September 2, 2008 — MBF Healthcare Acquisition Corp. (Amex: MBH), a publicly traded special purpose acquisition company, announced today the amendment of the Stock Purchase Agreement for MBH’s proposed acquisition of Critical Homecare Solutions Holdings, Inc. (“CHS”), based on the signed definitive stock purchase agreement dated February 6, 2008 (the “Stock Purchase Agreement”). CHS is a privately-owned, leading provider of comprehensive home infusion therapy and specialty infusion services. MBH, CHS and the Sellers have agreed to extend the termination date of the Stock Purchase Agreement as October 31, 2008, given that the parties have agreed that the conditions set forth previously have been met.
On August 28, 2008, MBH executed a new financing commitment with CIT Healthcare and Jefferies Finance LLC, in connection with the transactions contemplated by the Stock Purchase Agreement. As previously announced, MBH was engaged in seeking alternative sources of financing given that its financing commitment letter with Jefferies Finance LLC, dated February 6, 2008, expired pursuant to its terms on July 31, 2008.
MBH will reflect the changes in the transaction in an amendment to the preliminary proxy statement to be filed with the Securities and Exchange Commission and anticipates commencing the road show in October.
About MBF Healthcare Acquisition Corp.
MBH is a special purpose acquisition company formed for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating buiness in the healthcare industry.
About Critical Homecare Solutions Holdings, Inc.
CHS is a leading provider of comprehensive home infusion therapy and specialty infusion services to patients suffering from acute or chronic conditions. CHS delivers over 400,000 infusion pharmaceuticals, biopharmaceuticals, nutrients and related services each year to patients in the home through 35 infusion locations in 16 states, primarily in the eastern United States. CHS also provides over 350,000 nursing and therapy visits and approximately 600,000 private duty nursing hours each year to patients in the home through 34 home nursing locations in three states. CHS currently provides customized local clinical care to approximately 21,000 patients through its branch network and has relationships with approximately 450 payors, including insurers, managed care organizations and government payors. For more information on CHS please visit the company website at (www.criticalhs.com). The information included on the CHS website is not incorporated by reference into this press release or in any filing with the Securities and Exchange Commission (SEC).

Additional Information and Where to Find It
On June 3, 2008, MBH filed an amended preliminary proxy statement concerning the proposed transaction, which is subject to review by the SEC. MBH stockholders and other interested persons are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about MBH, CHS and the proposed transaction. Such persons can also read MBH’s final prospectus dated April 17, 2007, for a description of the security holdings of the MBH officers and directors and their respective interests in the successful consummation of the proposed transaction. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction. MBH stockholders will be able to obtain a free copy of the definitive proxy statement through the SEC’s internet website (http://www.sec.gov). Copies of the proxy statement can also be obtained, without charge, by directing a request to MBF Healthcare Acquisition Corp., 121 Alhambra Plaza, Suite 1100, Coral Gables, FL 33134.
Participants in Solicitation
MBH and its directors and executive officers and CHS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of MBH stock in respect of the proposed transaction. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement relating to the proposed transaction and MBH’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007 when they become available.
Forward Looking Statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting MBH and CHS, their ability to complete a business combination and those other risks and uncertainties detailed in their filings with the SEC. MBH and CHS caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MBH and CHS do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.
Contacts:
Stephanie Carrington/Jared Hoffman
The Ruth Group
646-536-7017 / 7013
scarrington@theruthgroup.com
jhoffman@theruthgroup.com